EXHIBIT 99.1

Woodward Announces New Organizational Structure and Leadership Changes to Enhance Customer Experience, Simplify Operations and Increase Profitability Through Improved Execution

FORT COLLINS, Colo., Oct. 18, 2022 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today announced a streamlined Aerospace and Industrial organizational structure and leadership designed to enhance the sales experience for customers, simplify operations, and increase profitability through improved execution.

Under the leadership of Chair and Chief Executive Officer Chip Blankenship, who joined Woodward in May, Woodward will consolidate its business group structure under its two existing business segments, Aerospace and Industrial, in the following manner:

Aerospace Segment

  Aircraft Turbine Systems and Aero Systems business groups will be combined within the Aerospace Segment.
  Terry Voskuil, who previously served as President, Aircraft Turbine Systems, will serve as President of the Aerospace Segment.
  As Woodward looks to accelerate growth in Missiles and Space applications, Roger Ross, who previously served as President, Aero Systems, will assume the role of Sr. Vice President, Missiles & Space, to lead this market development effort.

Industrial Segment

  Engine Systems and Turbomachinery Systems business groups will be combined within the Industrial Segment.
  In light of the organizational changes, Sagar Patel, who previously served as President, Engine Systems, will be leaving the company.
  Jeff Stewart, Vice President and General Manager, Turbomachinery Systems, is entering into phased retirement from the company after almost three decades at Woodward.
  Randy Hobbs will join Woodward as President of the Industrial Segment.

Mr. Blankenship said, “The changes we are making to our business structure and leadership will reduce complexity and improve operational performance to better serve our customers. We are thrilled to welcome Randy Hobbs, a proven leader with decades of experience leading business units through lean transformations. We are confident that he and Terry will bring strong leadership to our Industrial and Aerospace businesses, and Roger will bring important focus to our high-growth missiles and space opportunity. These changes will better position us to capitalize on the strong demand in our end markets, and I look forward to working with our entire team to deliver value to our customers and shareholders.”

Mr. Blankenship continued, “On behalf of the entire organization, I want to thank Sagar for his many contributions to Woodward over the past decade, and I wish him all the best.”

Randy Hobbs

Mr. Hobbs is an accomplished executive with significant global leadership experience and supply chain and lean management expertise. Before joining Woodward, Mr. Hobbs spent over three decades at General Electric, where he served in a wide range of leadership roles, including most recently as Senior Executive Director, Rotating Parts & Compressor Airfoils. During his tenure at General Electric, Mr. Hobbs repeatedly transformed and enhanced manufacturing operations and business units across a number of end markets including aviation and locomotives. Mr. Hobbs holds a Bachelor of Science degree in Mechanical Engineering and an M.B.A. from the University of Dayton.

About Woodward, Inc.

Woodward is the global leader in the design, manufacturing, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Together with our customers, we are enabling the path to a cleaner, decarbonized world. Our innovative fluid, combustion, electrical, propulsion and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Notice Regarding Forward-Looking Statements

The statements in this release contain forward-looking statements that involve risks and uncertainties, including statements concerning changes we are making to our business structure and leadership that will reduce complexity and improve operational performance to better serve our customers, that these changes will better position us to capitalize on the strong and existing demand in our end markets, and that we will deliver improved results and further value for our customers and shareholders. Actual results could differ materially from projections or any other forward-looking statements and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2021 and any subsequently filed Quarterly Report on Form 10-Q.

Investor Contact Dan Provaznik Director Investor Relations 970-498-3849 Dan.Provaznik@Woodward.com	Media Contact Jennifer Regina Vice President Communications 704-712-5721 Jennifer.regina@woodward.com